Exhibit 10.10

Proposed Amendment No. 1

to the

Perfect Moment Ltd. 2021 Equity Incentive Plan

This Amendment No. 1 (this “Amendment”) to the Perfect Moment Ltd. 2021 Equity Incentive Plan (the “Plan”) is made and entered into as of January __, 2024 (the “Effective Date”), pursuant to Section 19 of the Plan. Unless the context clearly requires the contrary, capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

WHEREAS, Perfect Moment Ltd., a Delaware corporation (the “Company”) maintains the Plan;

WHEREAS, the Administrator has determined that it is in the best interest of the Company and its stockholders to amend the Plan as set forth below; and

WHEREAS, the stockholders of the Company approved this Amendment on January __, 2024.

NOW, THEREFORE, in accordance with Section 19 of the Plan, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.	Section 3(a) of the Plan is hereby amended and restated as follows:

“(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be issued under the Plan is 3,799,957 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	Section 3(b) of the Plan is hereby amended and restated as follows:

“(b) Automatic Share Reserve Increase. Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased annually on the first day of each Fiscal Year beginning with the 2025 Fiscal Year and ending on (and including) the 2031 Fiscal Year, in an amount equal to the lesser of (i) 500,000 Shares; or (ii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.”

3.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

Perfect Moment Ltd.

By:
	Name:	Mark Buckley
	Title:	Chief Executive Officer